EXHIBIT 99.3

KEEFE, BRUYETTE & WOODS, INC.

To Depositors of Citizens Community Federal

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Citizens Community Federal in reorganizing to the mutual holding company structure (the "Reorganization"). Citizens Community Federal will become a wholly owned subsidiary of Citizens Community Bancorp. In connection with the Reorganization, Citizens Community Bancorp is offering a minority of its common stock in a subscription offering to the public pursuant to a Plan of Reorganization and Stock Issuance Plan. Upon completion of the Reorganization and minority stock offering by Citizens Community Bancorp, Citizens Community MHC, a federally chartered mutual holding company, will be the majority shareholder of the common stock of Citizens Community Bancorp.

At the request of Citizens Community Bancorp, we are enclosing materials explaining the reorganization and offering, as well as your opportunity to invest in shares of Citizens Community Bancorp's common stock, which is being offered to certain depositors of Citizens Community Federal through 12:00 Noon, Eau Claire, Wisconsin time, on XXXX XX, 2004. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering. Citizens Community Bancorp has asked us to forward these documents to you in accordance with certain requirements of the securities laws in your state.

Should you have any questions, please call us at (715) XXX-XXXX. Stock Information Center hours are Monday (12:00 p.m. to 5:00 p.m.), Tuesday-Thursday (9:00 a.m. to 5:00 p.m.), Friday (9:00 a.m. to 12:00 p.m.), or stop by the Stock Information Center located at 2174 Eastridge Center, Eau Claire, Wisconsin.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CITIZENS COMMUNITY FEDERAL, CITIZENS COMMUNITY BANCORP, CITIZENS COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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Dear Friend:

We are pleased to announce that Citizens Community Federal , a federally chartered mutual savings association, is reorganizing to a mutual holding company structure and will become a wholly owned subsidiary of Citizens Community Bancorp, a federally chartered corporation (the "Reorganization"). Citizens Community Bancorp will serve as the stock holding company for Citizens Federal and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan.

Because we believe you may be interested in learning more about Citizens Community Federal and Citizens Community Bancorp, prior to making an investment decision, we are sending you the following materials which describe the Offering.

PROSPECTUS: This document provides detailed information about Citizens Community Federal's operations and the offering of Citizens Community Bancorp common stock.

QUESTIONS AND ANSWERS: Key questions and answers about the stock offering.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Eau Claire, Wisconsin time, on XXXXXX XX, 2004.

As a friend of the Citizens Community Federal, you will have the opportunity to buy common stock directly from Citizens Community Bancorp in the offering without paying a commission or fee. If you have additional questions regarding the Reorganization and offering, please call us at (715) XXX-XXXX. Stock Information Center hours are Monday (12:00 p.m. to 5:00 p.m.), Tuesday-Thursday (9:00 a.m. to 5:00 p.m.), Friday (9:00 a.m. to 12:00 p.m.), or stop by the Stock Information Center located at 2174 Eastridge Center, Eau Claire, Wisconsin.

We are pleased to offer you this opportunity to become a shareholder of Citizens Community Bancorp.

Sincerely,

James G. Cooley
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CITIZENS COMMUNITY FEDERAL, CITIZENS COMMUNITY BANCORP, CITIZENS COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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Dear Member:

         We are pleased to announce that Citizens Community Federal, a federally chartered mutual savings association, is reorganizing to a mutual holding company structure and will become a wholly owned subsidiary of Citizens Community Bancorp, a federally chartered corporation (the "Reorganization"). Citizens Community Bancorp will serve as the stock holding company for Citizens Community Federal and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan.

         The Board of Directors of Citizens Community Federal believes the Reorganization will offer a number of advantages, such as an opportunity for certain depositors of Citizens Community Federal to become shareholders. Please remember:

Your accounts at Citizens Community Federal will continue to be insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit.

There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Reorganization.

Certain depositors have a right, but no obligation, to buy stock without a commission or fee before it is offered to the general public.

Like all stock, shares of stock issued in this offering will not be insured by the FDIC.

         Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Citizens Community Bancorp, your enclosed Stock Order and Certification Form and payment must be received by Citizens Community Federal prior to 12:00 Noon, Eau Claire, Wisconsin time, on XXXX XX, 2004.

         If you have additional questions regarding the stock offering, please call us at (715) XXX-XXXX. Stock Information Center hours are Monday (12:00 p.m. to 5:00 p.m.), Tuesday-Thursday (9:00 a.m. to 5:00 p.m.), Friday (9:00 a.m. to 12:00 p.m.), or stop by the Stock Information Center located at 2174 Eastridge Center, Eau Claire, Wisconsin.

Sincerely,

James G. Cooley
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CITIZENS COMMUNITY FEDERAL, CITIZENS COMMUNITY BANCORP, CITIZENS COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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Dear Prospective Investor:

         We are pleased to announce that Citizens Community Federal, a federally chartered mutual savings association, is reorganizing to a mutual holding company structure and will become a wholly owned subsidiary of Citizens Community Bancorp, a federally chartered corporation (the "Reorganization"). Citizens Community Bancorp will serve as the stock holding company for Citizens Community Federal and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan.

         We have enclosed the following materials that will help you learn more about the merits of Citizens Community Bancorp common stock as an investment. Please read and review the materials carefully.

PROSPECTUS: This document provides detailed information about operations at Citizens Community Federal and a complete discussion of the proposed stock offering.

QUESTIONS AND ANSWERS: Key questions and answers about the stock offering.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eau Claire, Wisconsin time, XXXXXX XX, 2004.

         We invite you and other local community members to become charter shareholders of Citizens Community Bancorp. Through this offering you have the opportunity to buy stock directly from Citizens Community Bancorp without a commission or a fee. The Board of Directors of Citizens Community Federal has unanimously approved the Reorganization, including the minority stock offering.

         If you have additional questions regarding the stock offering, please call us at (715) XXX-XXXX. Stock Information Center hours are Monday (12:00 p.m. to 5:00 p.m.), Tuesday-Thursday (9:00 a.m. to 5:00 p.m.), Friday (9:00 a.m. to 12:00 p.m.), or stop by the Stock Information Center located at 2174 Eastridge Center, Eau Claire, Wisconsin.

Sincerely,

James G. Cooley
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CITIZENS COMMUNITY FEDERAL, CITIZENS COMMUNITY BANCORP, CITIZENS COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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Dear Member:

We are pleased to announce that Citizens Community Federal, a federally chartered mutual savings association, is reorganizing to a mutual holding company structure and will become a wholly owned subsidiary of Citizens Community Bancorp, a federally chartered corporation (the "Reorganization"). Citizens Community Bancorp will serve as the stock holding company for Citizens Community Federal and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan.

Unfortunately, Citizens Community Bancorp is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Citizens Community Bancorp.

However, as a member of Citizens Community Federal, you have the right to vote on the Plan of Reorganization and Stock Issuance at the Special Meeting of Members to be held on XXXX XX, 2004. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on XXXXX XX, 2004. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

James G. Cooley
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CITIZENS COMMUNITY FEDERAL, CITIZENS COMMUNITY BANCORP, CITIZENS COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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PROXY GRAM

PLEASE VOTE TODAY…

Voting for the Reorganization **does not obligate you** to purchase stock and will not affect your accounts or FDIC Insurance**.**

Not Returning Your Proxy Cards has the Same Effect as Voting "Against" the Reorganization… and

<u>Your Vote Is Important To Us!</u>

Please sign the enclosed proxy card and return it in the postage-paid envelope provided ***TODAY*!** If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

James G. Cooley
President and Chief Executive Officer
Citizens Community Federal
Eau Claire, Wisconsin

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information call (715) XXX-XXXX.

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PROXY GRAM II

PLEASE VOTE TODAY...

Voting for the Reorganization **does not obligate you** to purchase stock and will not affect your accounts or FDIC Insurance.

Not Returning Your Proxy Card(s) has the Same Effect as Voting "Against" the Reorganization...and

Our Reasons for the Corporate Change

As a Mutual Institution:
-Earnings from year to year are the only source of generating capital.
-There is no authority to issue capital stock and thus no access to this market source of equity capital.

As a Mutual Holding Company:
- It will enable us to compete and expand more effectively in the financial services marketplace.
- We will be able to finance expansion of our operations and have greater flexibility to diversify into other financial services.
- We will have broader investment opportunities without the potential loss of control.
- We will have better capital management tools, including the ability to pay cash dividends and buy back shares.
- It will allow our depositors to obtain an equity ownership interest in, and thereby participate in, the future success of Citizens Community Federal.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided ***TODAY!*** If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

James G. Cooley
President and Chief Executive Officer
Citizens Community Federal

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information call (715)xxx-xxxx.

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PROXY GRAM III

Dear Valued Citizens Community Federal Member:

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Citizens Community Federal from a mutual savings association to a mutual holding company. This reorganization will allow us to operate in essentially the same manner as we currently operate, but provide us with the flexibility to add capital, continue to grow and expand Citizens Community Federal, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Reorganization has not yet been received. Your Board of Directors unanimously recommends a vote "FOR" the Plan of Reorganization. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at a Citizens Community Federal branch. Our meeting on XXXXXXX XX is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the Reorganization does not affect the terms or insurance on your accounts. For further information call our Stock Information Center at (715) XXX-XXXX.

Best regards and thank you,

James G. Cooley
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CITIZENS COMMUNITY FEDERAL, CITIZENS COMMUNITY BANCORP, CITIZENS COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

FACTS ABOUT THE REORGANIZATION

The Board of Directors of Citizens Community Federal unanimously adopted a Plan of Reorganization and Stock Issuance Plan to reorganize into a mutual holding company structure. Citizens Community Bancorp will become the federally chartered mutual holding company parent of Citizens Community Federal, which will be about 65% owned by Citizens Community MHC. In connection with the Reorganization, Citizens Community Bancorp is offering a minority of its common stock in a subscription offering to the public pursuant to a Plan of Reorganization and Stock Issuance Plan. Citizens Community MHC will be the majority shareholder of the common stock of the Company after the Reorganization.

This brochure answers some of the most frequently asked questions about the Reorganization and about your opportunity to invest in Citizens Community Bancorp.

Investment in the stock of Citizens Community Bancorp involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

WHAT IS THE PURPOSE OF THE
REORGANIZATION?
The Reorganization will provide the Bank with an additional source of capital to better serve the needs of the local community through: increasing our lending capacity to support new loans and higher lending limits; increasing our capital base which will provide greater flexibility to invest in longer-term, higher yielding assets; allowing us to grow and enhance our profitability; and improving our ability to manage capital including paying cash dividends.	Proceeds may also be used to allow the company to finance the acquisition of other financial institutions and related businesses, although no mergers or acquisitions are planned at the present time; repurchase shares of our common stock and use for other general corporate purposes.

WILL THE REORGANIZATION AFFECT
ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
 No. The Reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your deposit account is not being converted to stock.

DO DEPOSITORS HAVE TO BUY STOCK?
 No. However, the Reorganization will allow the Bank's depositors an opportunity to buy stock and become charter stockholders of Citizens Community Bancorp.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?
 Certain depositors of the Bank and the Company's Employee Stock Ownership Plan.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
 Citizens Community Bancorp is offering through the Offering Circular between 629,000 and 851,000 shares of common stock at a price of $10.00 per share. The maximum number of shares that we may sell in the stock offering may increase by 15% to 978,650 shares as a result of regulatory considerations or changes in financial markets.

HOW MUCH STOCK MAY I BUY?
 The minimum order is 25 shares or $250. Generally, no person may purchase more than $100,000 of common stock in the subscription offering and no person, together with associates of and persons acting in concert with such person may purchase more than $250,000 of common stock.

HOW DO I ORDER STOCK?
 You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by the Bank prior to 12:00 noon, Wisconsin Time, on XXXX XX, 2004.

HOW MAY I PAY FOR MY SHARES OF STOCK?
 First, you may pay for stock by check, cash or money order. If paying by cash, please stop at any one of the Bank's tellers and convert your cash to a check. Interest will be paid by the Bank on these funds at the passbook annual percentage yield from the day the funds are received until the completion or termination of the Reorganization. Second, you may authorize us to withdraw funds from your Citizens Community Federal savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Reorganization.

CAN I PURCHASE SHARES USING FUNDS IN MY CITIZENS COMMUNITY FEDERAL IRA ACCOUNT?

Potentially. However, you must establish a self-directed IRA account at a brokerage firm or trust department to which you can transfer your IRA from the Bank. Stock may NOT be purchased directly into an IRA at Citizens Community Federal.  Please contact your broker or self directed IRA provider as quickly as possible, as it may take several days to complete this process.

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MAY I OBTAIN A LOAN FROM
THE BANK OR USE A LINE OF CREDIT TO PAY FOR THE STOCK?
 No. Regulations do not allow the Bank to make loans for this purpose, nor may you use a Bank line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

DOES PLACING AN ORDER GUARANTEE THAT I WILL RECEIVE ALL, OR A PORTION, OF THE SHARES I ORDERED?
 No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an "oversubscription," regulations require that orders be filled using a pre-determined allocation procedure. Please refer to the section of the Prospectus titled, "The Reorganization and the Stock Offering" for a detailed description of allocation procedures.

If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at the Bank's passbook savings rate. If payment was to be made by withdrawal from a Citizens Community Federal deposit account, excess funds will remain in that account.

I AM ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING, BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE DEPOSITOR?
No. Applicable law does not allow you to do so. Any attempt to transfer subscription rights to any other person is illegal and subject to civil and criminal fines. If anyone offers to give you money to buy stock in your name, in exchange for later transferring the stock, or if someone requests to share in proceeds upon your future sale of the Company's common stock, please inform our Stock Information Center at (715) XXX-XXXX.	WILL THE STOCK BE INSURED?
 No. Like any other common stock, Citizens Community Bancorp's stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
 We currently plan to pay a quarterly cash dividend with an annualized rate of $0.20 per share, beginning after the first quarter following completion of the stock issuance. Any future payment of dividends will depend upon a number of factors, our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions.

HOW WILL THE STOCK BE TRADED?
 We anticipate the stock will trade on the OTC Electronic Bulletin Board.

ARE OFFICERS AND DIRECTORS OF CITIZENS COMMUNITY FEDERAL PLANNING TO PURCHASE STOCK?
 Yes! The Bank's and Citizens Community Federals' senior officers and directors plan to purchase, in the aggregate, $1,052,000 worth of stock or 12.4% at the maximum of the estimated offering range.

MUST I PAY A COMMISSION?
 No. You will not be charged a commission or fee on the purchase of shares in the Reorganization.

Stock Information Center
(715) XXX-XXXX
Citizens Community Federal
2174 Eastridge Center
Eau Claire, Wisconsin
12:00 p.m. - 5:00 p.m. Monday
9:00 a.m. - 5:00 p.m. Tuesday - Thursday
9:00 a.m. - 12:00 p.m. Friday

The Reorganization
and
Stock Issuance Plan

QUESTIONS
&
ANSWERS

Citizens Community
Bancorp

[LOGO]

The proposed parent stock holding company for Citizens Community Federal

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CITIZENS COMMUNITY FEDERAL, CITIZENS COMMUNITY BANCORP, CITIZENS COMMUNITY MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE,OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.